UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IVANY MINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1000	88-0258277
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8720 A Rue Du Frost St. Leonard, Quebec, Canada		H1P 2Z5
(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  514-325-4567

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                                Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

COPIES OF COMMUNICATIONS TO:
Cane Clark LLP
3273 East Warm Springs Rd.
Las Vegas, NV 89120
Ph: (702) 312-6255     Fax: (702) 944-7100

CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPODSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock (3)	5,495,200
Common Stock Underlying Warrants(4)	5,495,200
	10,990,400	$0.20	$2,198,080.00	$122.66(2)

(1)
Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported as of a specified date (December 9, 2009) within five business days prior to the date of filing this registration statement.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	These shares of common stock refer to those issued in exempt offerings to accredited investors.
(4)	These shares of common stock underlie the warrants to purchase shares of common stock that were issued in exempt offerings to accredited investors

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated December 11, 2009

PROSPECTUS
IVANY MINING, INC.
10,990,400
SHARES OF COMMON STOCK
PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up all the shares of common stock being registered by this prospectus. The selling shareholders are registering in this prospectus 5,495,200 shares of common stock issued to them in private placements, as well as 5,495,200 shares of common stock underlying the warrants also issued to the selling shareholders in those private placements. We will not receive any proceeds from the sale of shares in this offering. We have not made any arrangements for the sale of these securities.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD, under the symbol “IVNM”. The OTCBB is a network of security dealers who buy and sell stock.  The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As a result, the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. On December 9, 2009, the last sale price of our common stock as reported by the OTCBB was $0.20per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled "Risk Factors" on pages 8-15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: December 11, 2009

Page
Summary	6
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
If we do not obtain additional financing, our business plan will be delayed and our business will not survive.	7
Because we have our planned exploration activities have not been completed, we face a high risk of business failure.	8
If we are unable to generate significant revenues from our operations, the business will fail.	8
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	8
Because we are an exploration stage company, there is no assurance that commercially exploitable reserves of minerals exist on any property interests that we own or may acquire or that we will be able to profitably recover any reserves which do exist.	8
Because future exploration activities are subject to political, economic and other uncertainties, situations may arise that could have a significantly adverse material impact on us.	9
Because of the unique difficulties and uncertainties inherent in mineral exploration business, we face a high risk of business failure.	9
Our due diligence activities with respect to current and future property interests cannot assure that these properties will ultimately prove to be commercially viable.	9
In the event that we are unable to successfully compete within the mineral exploration business, we may not be able to achieve profitable operations.	10
Due to numerous factors beyond our control which could affect the marketability of minerals including the market price for such minerals, we may have difficulty selling any minerals if commercially viable deposits are found to exist.	10
Because of the speculative nature of exploration for minerals, there is substantial risk that our business will fail.	10
Because certain stockholders in management control or have the ability to exert significant influence over the voting power of our capital stock, the ability of stockholders to exert influence over our policies and management may be limited.	10
Because executive management is free to devote time to other ventures, shareholders may not agree with their allocation of time.	11
Because our auditor has raised substantial doubt about our ability to continue as a going concern, our business has a high risk of failure.	11
Because executive management is free to devote time to other ventures, shareholders may not agree with their allocation of time.	11
Risks Related To Legal Uncertainty	11
If we do discover commercially exploitable reserves of minerals on our mineral claims and/or on any additional property interests that we may acquire, property disputes may prevent us from recovering those reserves in a timely and profitable manner, or at all.	11
Because we do not plan to secure any title insurance in the future, we are vulnerable to loss of title.	12

Because our operations will be subject to various governmental regulations and environmental risks, we may incur substantial costs to remain in compliance.	12
Risks Related To This Offering	13
Because this registration statement does not render professional advice, investors should retain their own advisors regarding certain federal income tax and other considerations regarding this report.	13
Because of new legislation, including the Sarbanes-Oxley Act of 2002, we may be unable to retain or attract officers and directors.	13
Because the market may respond to our business operations and that of our competitors, our stock price will likely be volatile.	13
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	14
Because our common stock is quoted on the over-the-counter bulletin board administered by the NASD and is subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	14
Forward-Looking Statements	14
Use of Proceeds	14
Determination of Offering Price	15
Dilution	15
Selling Shareholders	15
Plan of Distribution	15
Description of Securities	17
Interest of Named Experts and Counsel	18
Description of Business	20
Description of Property	30
Legal Proceedings	34
Market for Common Equity and Related Stockholder Matters	34
Financial Statements	36
Plan of Operations	37
Changes in and Disagreements with Accountants	41
Directors and Executive Officers	42
Executive Compensation	42
Security Ownership of Certain Beneficial Owners and Management	44
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	45
Certain Relationships and Related Transactions	45
Available Information	46
Dealer Prospectus Delivery Obligation	46
Other Expenses of Issuance and Distribution	47
Indemnification of Directors and Officers	47
Recent Sales of Unregistered Securities	48
Table of Exhibits	50
Undertakings	50
Signatures	51

Summary

Ivany Mining, Inc.

The Company

Our predecessor entity was originally incorporated as a Nevada corporation on April 23, 1990.  By way of merger, we became an entity incorporated under the laws of the State of Delaware on July 13, 1999.  On July 18, 2007, we changed our name to Ivany Mining, Inc. and commenced out current business operations in the field of mineral exploration and development.

We are a Canadian-based exploration stage company engaged in the exploration and planning the development of mineral properties in Canada and around the world.   We are focused on the strategic acquisition and development of uranium, diamond, base metals, and precious metal properties on a worldwide basis.  Our long-term objective is to become a sustainable mid-tier base & precious metal producer in Canada & Cambodia, to the benefit of all stakeholders, in a socially and environmentally responsible manner.  Our overall strategy is to rapidly advance our recently acquired/optioned base & precious metal exploration properties.

Additional exploration of our mineral claims is required before a final determination as to their viability can be made.   The existence of commercially exploitable mineral deposits in our mineral claims is not fully known at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our ongoing exploration programs.

Our principal office is located at 8720-A Rue Du Frost, St. Leonard, Quebec, Canada, H1P 2Z5.

Our fiscal year end is June 30.

The Offering

Securities Being Offered
Up to 10,990,400 shares of our common stock, including 5,495,200 shares of common stock issued to the selling shareholders in private placements, as well as 5,495,200 shares of common stock underlying the warrants also issued to the selling shareholders in private placements

Offering Price and Alternative Plan of Distribution
All shares being offered are being sold by existing shareholders without our involvement, so the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
37,031,877 shares of our common stock are issued and outstanding as of December 10, 2009. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	Fiscal Year Ended June 30, 2009 (audited)		Fiscal Year Ended June 30, 2008 (audited)
Cash Total Assets Liabilities Total Stockholder’s Equity		$455,250 458,549 106,636 357,913		$102,983 108,289 17,686 90,603
Statement of Operations
Revenue Net Loss for Reporting Period	$ $	0 520,690	$ $	0 2,631,422

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business plan will be delayed and our business not survive.

As of the date of this Offering Memorandum, we have had limited working capital and will require significant additional cash to complete the development of our business plan. Our business plan calls for ongoing expenses in connection with seeking and developing mineral exploration opportunities.  Management believes that the company’s cash on hand and other existing financial resource, may not be sufficient to fund capital and operating requirements through such time as we are able to complete our business plan. Accordingly, we may desire to seek additional financing to fund our operations in the future. Such additional funds may be raised through the issuance of equity, debt, convertible debt or similar securities that may have rights or preferences senior to those of the shares. Moreover, if adequate funds are not available to satisfy our short-term or long-term capital requirements, we would be required to limit our operations. We currently have no immediate means for obtaining additional financing. There can be no assurance that such additional financing, when and if necessary, will be available to it on acceptable terms, or at all.

Because we have our planned exploration activities have not been completed, we face a high risk of business failure.

We have acquired our mineral claims in Canada relatively recently.  Exploration of some of these claims is incomplete and remains in progress.  In addition, we have not begun the exploration or development process on some of our claims.   As a result, we have no way to reliably evaluate the likelihood that we will be able to operate the business successfully.  We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

If we are unable to generate significant revenues from our operations, the business will fail.

If we are unable to generate significant revenues from the development of our current mineral properties or any future mineral properties we may acquire, we will not be able to achieve profitability or continue operations.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the unique nature of our business, having certain key personnel is essential to the exploration and development of our mineral claims and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management does not have any formal training in the mineral exploration and development field and may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any exploration programs as well as assisting in the development of mineral claims. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because we are an exploration stage company, there is no assurance that commercially exploitable reserves of minerals exist on any property interests that we own or may acquire or that we will be able to profitably recover any reserves which do exist.

We are an exploration stage company and there is no assurance that commercially exploitable reserves of minerals exist on our mineral claims or on any additional property interests that we may acquire. In the event that commercially exploitable reserves of minerals exist on any property interests that we own or may acquire, we cannot guarantee that we will make a profit. If we cannot acquire or locate mineral deposits, or if it is not economical to recover such deposits, our business and operations will be materially and adversely affected

Because future exploration activities are subject to political, economic and other uncertainties, situations may arise that could have a significantly adverse material impact on us.

Our future property interests and proposed exploration activities are subject to political, economic and other uncertainties, including the risk of renegotiation or nullification of existing contracts, mining licenses and permits or other agreements, and changes in laws or taxation policies. Future government actions concerning the economy, taxation, or the operation and regulation of nationally important facilities such as mines could have a significant effect on us. No assurances can be given that our plans and operations will not be adversely affected by future developments.

Because of the unique difficulties and uncertainties inherent in mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Weather conditions can increase delays resulting in additional costs and expenses. The search for valuable minerals also involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards for which we cannot insure or for which we may elect not to insure. At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position. In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of commercially exploitable mineral deposits. We may be forced to revise our exploration program at an increased cost if we encounter unusual or unexpected formations. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Our due diligence activities with respect to current and future property interests cannot assure that these properties will ultimately prove to be commercially viable.

Our due diligence activities have been and will be limited, and to a great extent, we will rely upon information provided to us by third parties. Accordingly, no assurances can be given that the properties or mining rights we have acquired or may acquire in the future will contain adequate amounts of minerals for commercialization. Further, even if we recover minerals from such mining properties, we cannot guarantee that we will make a profit. If we cannot acquire or locate commercially exploitable mineral deposits, or if it is not economical to recover such deposits, our business and operations will be materially adversely affected.

In the event that we are unable to successfully compete within the mineral exploration business, we may not be able to achieve profitable operations.

The mineral exploration business is highly competitive. This industry has a multitude of competitors and many competitors dominate this industry. Many of our future competitors have greater financial resources than us. As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities or in the retention of qualified personnel. No assurances can be given that we will be able to compete effectively.

Due to numerous factors beyond our control which could affect the marketability of minerals including the market price for such minerals, we may have difficulty selling any minerals if commercially viable deposits are found to exist.

The availability of markets and the volatility of market prices are beyond our control and represent a significant risk. Even if commercially viable deposits of minerals are found to exist on our current or future property interests, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. These factors could inhibit our ability to sell recovered minerals in the event that commercial viable deposits are found to exist.

Because of the speculative nature of exploration for minerals, there is substantial risk that our business will fail.

The search for minerals as a business is extremely risky. We cannot provide any assurances that the mining interests that we own or may acquire will contain commercially exploitable reserves of minerals. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures made and to be made by us in connection with exploration of future properties, will be substantial and may not result in the discovery of commercially exploitable reserves of minerals.

Because certain stockholders in management control or have the ability to exert significant influence over the voting power of our capital stock, the ability of stockholders to exert influence over our policies and management may be limited.

The table below indicates the number of shares and the respective percentage of 37,031,877 shares issued and outstanding as of December 4, 2009:

Derek Ivany	10,166,000 Shares	27.45%
Victor Cantore	7,104,001 Shares	19.18%

Because the above shareholders individually and collectively hold a significant portion of our common stock, they have the ability to exert significant influence over our policies and management. The interests of these stockholders may differ from the interests of our other stockholders.

Because executive management is free to devote time to other ventures, shareholders may not agree with their allocation of time.

Our executive officers and directors will devote only that portion of their time, which, in their judgment and experience, is reasonably required for the management and operation of our business. Executive management may have conflicts of interest in allocating management time, services and functions among us and any present and future ventures which are or may be organized by our officers or directors and/or their affiliates.

Because our auditor has raised substantial doubt about our ability to continue as a going concern, our business has a high risk of failure.

The audit report of Maddox Ungar Silberstein, PLLC,  issued a going concern opinion and raised substantial doubt as to our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.

The success of our business operations depends upon our ability to achieve profitable operations from the commercial exploitation of interests in mineral claims. We plan to seek additional financing through debt and/or equity financing arrangements to secure funding for our operations. There can be no assurance that such additional financing will be available to us on acceptable terms or at all. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to successfully complete the development of our business plan and attain sustainable profitable operations, then our business will fail.

Risks Related To Legal Uncertainty

If we do discover commercially exploitable reserves of minerals on our mineral claims and/or on any additional property interests that we may acquire, property disputes may prevent us from recovering those reserves in a timely and profitable manner, or at all.

Disputes over land ownership are common, especially in the context of resource developments. Identifying all the affected landowners or related stakeholders, and structuring compensation arrangements that are both fair and acceptable to all of them, is often extremely difficult. We believe that the satisfactory resolution of any local landowner or related stakeholder concerns is essential to the eventual development and operation of modern mines. The failure to adequately address any such landowner or related stakeholder issues will disrupt our plans. Although we anticipate that we will spend considerable time, effort and expense in an attempt to resolve any landowner or related stakeholder issues associated with our planned operations, no assurance can be given that disruptions arising out of landowner or related stakeholder dissatisfaction will not occur. In addition, we cannot give any assurance that title to any of our property interests will not be challenged or impugned and cannot be certain that we will have or acquire valid title to these mining properties.

Because we do not plan to secure any title insurance in the future, we are vulnerable to loss of title.

We do not intend to secure any insurance against title. Title on mineral properties and mining rights involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyance history characteristic of many mining properties. We cannot give any assurance that title to our current or future properties will not be challenged or impugned and cannot be certain that we will acquire valid title to any mining properties. The possibility also exists that title to our current or future prospective properties may be lost due to an omission in the claim of title. As a result, any claims against us may result in liabilities we will not be able to afford resulting in the failure of our business.

Because our operations will be subject to various governmental regulations and environmental risks, we may incur substantial costs to remain in compliance.

Our operations will be subject to national, state, and local laws and regulations regarding environmental matters, the abstraction of water, and the discharge of mining wastes and materials. Any changes in these laws could affect our operations and economics. Environmental laws and regulations change frequently, and the implementation of new, or the modification of existing, laws or regulations could harm us. We cannot predict how national, state, or local agencies or courts will interpret existing laws and regulations or the effect of these adoptions and interpretations may have on our business or financial condition. We may be required to make significant expenditures to comply with governmental laws and regulations.

Any significant mining operations will have some environmental impact, including land and habitat impact, arising from the use of land for mining and related activities, and certain impact on water resources near the project sites, resulting from water use, rock disposal and drainage run-off. No assurances can be given that such environmental issues will not have a material adverse effect on our operations in the future. Exploration activities may give rise to significant liabilities on our part to the government and third parties and may require us to incur substantial costs of remediation.

Additionally, we do not intend to secure insurance against environmental risks. As a result, any claims against us may result in liabilities we will not be able to afford, resulting in the failure of our business.

Risks Related To This Offering

Because this registration statement does not render professional advice, investors should retain their own advisors regarding certain federal income tax and other considerations regarding this report.

The registration statement does not render professional advice. In particular, prospective investors should not construe the contents of this report as investment, legal or tax advice. Each prospective investor in our common stock should consult his own bankers, counsel, accountants and other advisors regarding the legal, tax, business, financial and other related aspects of a purchase of our common stock. No representation or warranty is made as to whether, or the extent to which, an investment in our common stock constitutes a legal investment for investors whose investment authority is subject to legal restrictions. These investors should consult their own legal advisors regarding such matters.

Because of new legislation, including the Sarbanes-Oxley Act of 2002, we may be unable to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. As a public company, we are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Because the market may respond to our business operations and that of our competitors, our stock price will likely be volatile.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “IVNM.” We anticipate that the market price of our Common Stock will be subject to wide fluctuations in response to several factors, including: our ability to develop projects successfully; increased competition from competitors; and our financial condition and results of our operations.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because our common stock is quoted on the over-the-counter bulletin board administered by the NASD and is subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the over-the-counter bulletin board administered by the NASD). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 10,990,400 shares of common stock offered through this prospectus. At the time of the purchase, the selling shareholders had no agreements or understandings to distribute the securities.  The shares include the following:

•
5,495,200 shares of our common stock which were sold to a total of ten (10) investors as part of a Private Placement which we completed on July 10, 2009. The issuance and sale of said securities was made in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

•
5,495,200 shares of common stock underlying warrants to purchase common stock at an exercise price of $0.10 per share which were also issued to the ten (10) investors as part of the Private Placement which we completed on July 10, 2008.

The following table provides information regarding the beneficial ownership of our common stock held by each of the ten (10) selling shareholders as of December 4, 2009, including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered by each;
3.   the total number of shares that will be owned by each upon completion of the offering;
4.   the percentage owned by each upon completion of the offering; and
5.   the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.    The percentages are based on 37,031,877 shares of common stock outstanding on December 4, 2009.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Shares To Be Received Upon The Exercise of Warrants	Total Number Of Shares To Be Offered For Selling Shareholder Account	Total Shares To Be Owned Upon Completion of This Offering(2)	Percent Owned Upon Completion Of This Offering(3)
Firebird Global Master Fund, Ltd. c/o Trident Trust Company (Cayman) Limited 1 Capital Place, P.O. Box 847 Grand Cayman Cayman Islands(1)	10,000,000	10,000,000	10,000,000	10,000,000	13.5%
Tho Phuoc Nguyen 31 Exeter St. Toronto, Ontario M6N 1G3 Canada	60,000	60,000	50,400	69,600	0.09%
Thanh Tran Huynh 429 Dufferin St. Toronto, Ontario M6K 2A2 Canada	60,000	60,000	50,400	69,600	0.09%
Sam Nguyen 50 Noble St. Markham, Ontario L3R 8G1 Canada	20,000	20,000	16,000	24,000	0.03%
Phil Dang 40 Derrydown Rd. Toronto, Ontario M3J 1R3 Canada	60,000	60,000	50,400	69,600	0.09%
Nick Ciampittiello 7939 Provencher Montreal, Quebec H1R 2Y5 Canada	200,000	200,000	168,000	232,000	0.31%
Christian Radu 4165 Boulevard Gouin Est Montreal-Nord, Quebec H1H 5L9 Canada	200,000	200,000	168,000	232,000	0.31%
David Parry 1271 West 22nd St. North Vancouver, British Columbia Canada	120,000	120,000	100,800	139,200	0.19%
Greg Karamanian 24790 1024 Ave. Maple Ridge, British Columbia V2W 0A1 Canada	80,000	80,000	67,200	92,800	0.13%
Afonso Tarenta 5 Saint Marks Rd. Toronto, Ontario M6S 2H5 Canada	380,000	380,000	319,200	440,800	0.60%

(1) FGS Advisors, LLC (“FGS”) serves and the Investment Manager of Firebird Global Master Fund, Ltd. (“Firebird”) and controls the investment and trading activities of Firebird.  James Passin and Harvery Sawikin are managers and controlling principals of FGS.  In their respective capacities, FGS, Mr. Passin, and Mr. Sawikin exercise voting and investment power with respect to the securities offered for resale by Firebird.

(2) Includes the named shareholder’s shares of common stock plus an equal number of additional shares to be received by the shareholder upon exercise of warrants.

(3)Percentage ownership based on the number of shares of common stock actually issued and outstanding in the name of shareholder following the completion of the offering, without inclusion of additional shares issuable upon exercise of warrant.

Except as set forth below, none of the selling shareholders;

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;
(2)	has been one of our officers or directors; or
(3)	are broker-dealers or affiliates of broker-dealers.

Sam Nguyen is our Vice President and a member of our board of directors.

Plan of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealersengaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

Description of Securities
Common Stock

We have 200,000,000 common shares with a par value of $0.001 per share of common stock authorized, of which 37,031,877 shares were outstanding as of December 10, 2009.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Delaware General Corporation Law (the “DGCL”) provides that a corporation may pay dividends out of surplus, out the corporation's net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock raving a distribution preference.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

As of December 10, 2009, share purchase warrants outstanding for the purchase of common shares as follows:

WARRANTS OUTSTANDING
WARRANT TYPE	EXERCISE PRICE	NUMBER OF SHARES	EXPIRY DATE
Warrants Issued 7/10/09 Warrants Issued 1/31/08 Employee Stock Options Other options Other options	$0.10 $0.10 $0.10 $90.00 $1,000	11,180,000 12,639,613 2,400,000 1,000 250	July 10, 2012 July 10, 2012 June 26, 2010 February 28, 2011 February 28, 2010

Convertible Securities

With the exception of the Warrants and Options discussed above, we do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Our transfer agent is Nevada Agency and Trust Company, located at 50 West Liberty Street, Suite 880
Reno, Nevada 8950.  Phone: (775) 322-0626.

Delaware Anti-Takeover Laws

We are subject to the provisions of Section 203 of the DGCL, which applies to "business combinations" such as a merger, asset or stock sale or other transaction that result in financial benefit to an "interested stockholder". An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation's outstanding voting stock. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder, unless:

•
prior to entering into the business combination,, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This provision may have the effect of delaying, deterring or preventing a change in control over us without further actions by our stockholders.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Maddox Ungar Silberstein, PLLC, Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Maddox Ungar Silberstein, PLLC, has presented their report with respect to our audited financial statements.  The report of Maddox Ungar Silberstein, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal offices are located at 8720-A Rue Du Frost, St. Leonard, Quebec, Canada, H1P 2Z5.

Overview

Ivany Mining Inc. was formed as a Delaware corporation on July 13, 1999.  Our principal executive offices are located at 8720-A Rue Du Frost, St. Leonard, Quebec, Canada H1P 2Z5.  Our telephone number is 514-325-4567.

We are in the business of mineral exploration and development. We have acquired or entered into agreements to acquire several mineral claims in the provinces and Quebec and Alberta, Canada. Our plan is to attempt to identify and pursue opportunities for the acquisition and development of mining properties in Canada and around the world.

We are focused on the strategic acquisition and development of uranium, diamond, base metals, and precious metal properties on a worldwide basis. Our long-term objective is to become a sustainable mid-tier base & precious metal producer in Canada & Cambodia, to the benefit of all stakeholders, in a socially and environmentally responsible manner. Our overall strategy is to rapidly advance our recently acquired/optioned base & precious metal exploration properties.

Exploration of our mineral claims is required before a final determination as to their viability can be made. The existence of commercially exploitable mineral deposits in our mineral claims is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration programs.

Zama Lake Pb-Zn Property

Acquisition of Property

On September 11, 2007, we entered into a Letter of Intent Purchase Agreement (the “Purchase Agreement”) with Star Uranium Corp. (“Star Uranium”). Under the terms of the Purchase Agreement, Star Uranium has agreed to transfer to us ten mining claims located in the Zama Lake area of northern Alberta, Canada. Under the Purchase Agreement, we paid Star Uranium a cash purchase price of $100,000CDN. Also, we issued Star Uranium 150,000 shares of our common stock as additional consideration for the purchased mining claims. The mining claims transferred under the Purchase Agreement cover a total of approximately 92,160 hectares.

Under the Purchase Agreement, we have also agreed to invest certain minimum amounts in the development of the mineral properties. Subject to any negotiated adjustments which may be made by the parties based on future geological evaluation, we were required to spend a minimum of $400,000CDN toward exploration of the properties before May 16, 2008.  We are required to spend an additional $1,000,000CDN toward exploration and development before May 16, 2010.

Star Uranium has retained a 2% smelter royalty on the properties and has retained all diamond rights. We have the option to buy-down the retained net smelter royalty to 1% by making an additional payment of $1,000,000CDN to Star Uranium at any time. The Purchase Agreement, which is in the form of a short Letter of Intent, may be replaced by a more formal agreement if deemed necessary by the parties.

On September 12, 2007, we acquired additional claims in Alberta under an Alberta Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany and Royal Atlantis Group, Inc. (“Royal Atlantis”). Under the terms of the Purchase Agreement, Mr. Ivany and Royal Atlantis have transferred to us a total of six mining claims located in the province of Alberta, Canada.

In exchange for the mining claims transferred to us under the Purchase Agreement, we paid a total of $20,000 ($10,000 each) to Mr. Ivany and Royal Atlantis.

In 2007, Ivany Mining Inc. hired Paul A. Hawkins & Associates Ltd. an independent geological services firm to further analyze and complete a National Instrument 43-101 compliance form on the property. The report covers the property optioned from Star Uranium and outlines a detailed exploration program.

Description and Location of the Zama Lake Property

The Zama Lake Pb-Zn property consists of ten metallic mineral permits covering 92,160 hectares (227,732.3 acres) located 700 km north northwest of Edmonton Alberta. The property is a grass roots Pb-Zn Play staked as the result of the discovery of anomalous sphalerite and galena grains found in till samples collected during diamond exploration. The property area is forested and hosts parts of the Zama Lake Oil and Gas field. Zama Lake and Zama City are oil industry support bases and are located within the property.

The Zama Lake Pb-Zn consists of ten metallic mineral permits covering 92,160 hectares (227,732.3 acres) located 700 km north northwest of Edmonton Alberta. The property is a grass roots Pb-Zn Play staked as the result of the discovery of anomalous sphalerite and galena grains found in till samples collected during diamond exploration. The property area is forested and hosts parts of the Zama Lake Oil and Gas field. Zama Lake and Zama City are oil industry support bases and are located within the property. The First Nation Dene Tha’ (Assumption-Habay-Chateh) settlement exists to the south of the property.

Exploration Potential

The presence of anomalous concentrations of sphalerite and galena in the coarse sand fraction of till from the Zama Lake area suggests the possible presence of proximal Pb-Zn mineralization. Given the area geology, this mineralization may be either Sedex mineralization in the underlying shale or MVT mineralization in the deeper carbonates.

Northern Alberta hosts a thick sequence of shale, which is cut by the Great Slave Shear Zone which extends southwest from the Pine Point area into the Zama Lake / Rainbow Lake area. Core studies of Keg River carbonate in the area show dolomitization, brecciation, and the presence of cements containing fluorite, chalcopyrite, sphalerite, and / or galena, which are indicative of hydrothermal activity in the immediate region. This hydrothermal activity is likely present because the association of higher temperature saddle dolomite with epigenetic lead and zinc mineralization, hydrocarbons, and sulfate-rich carbonate proximal to major basement faults. The discovery of significant concentrations of Zn and Pb in modern saline formation waters emanating from Middle Devonian Keg River Formation in northern Alberta suggests a possible ore-source in the area that has not yet been discovered (Hitchon, 1993).

Throughout northern Alberta and southern Northwest Territories, numerous and extensive thick carbonate successions occur in the cratonic platform wedge of strata within the Western Canadian Sedimentary Basin. These same rocks host the Pine Point MVT mineralization. No Sedex deposits have been found in Cenozoic or Mesozoic age rocks but there is a clear association and close genetic link between deposit types. Potential exists for both types of deposit in the Zama Lake area.

The exploration potential of the Zama Lake Pb-Zn property lies in the recognition that the discovery of sphalerite, galena, barite grains in heavy mineral concentrates are being indicative of the metal bearing hydrothermal fluids ascending through a sedimentary package which hosts carbonates and shale where they could have deposited economic Pb-Zn deposits. Previous to this, sphalerite and galena occurrences were known in the Devonian carbonate rocks in oil wells in northern Alberta. High levels of metals were also found in saline formation waters in Devonian Keg River Formation. Both the federal (GSC) and provincial (AGS) geological surveys have been promoting the Pb-Zn conceptual potential of the Western Canadian Sedimentary Basin for several years (Rice, 2001; Hannigan, 2002; Hannigan et al., 2003). Previous analyses of Devonian formation waters in Northern Alberta show these waters to be Pb-rich and are thus not related to Pine Point because the deposit is Zn-rich. Recent analysis shows that Zn values are in an order of magnitude greater than Pb (Hannigan et al., 2003). Lead isotope dating of the Pine Point deposits is 290 Ma (290 million years ago or Late Pennsylvanian age). The metal-bearing fluids responsible for Pine Point are much older and likely different than modern formation waters. Modern formation waters are likely driven by a Laramide deformation event within the Cretaceous. This would make the whole sedimentary package prospective for Pb-Zn deposition.

The presence of the classical Pb - Zn - Mo anomalous geochemistry on a regional basis in the surficial environment in the clay silt fraction of till within the Zama Lake area indicates proximal source and not a far traveled transported anomaly. This potential has only recently been recognized. The structural setting of the Zama Lake Area along parallel structures to the MacDonald - Great Slave Fault northeast-southwest system and cross cutting northwest-southwest structures is similar in setting to the Pine Point Area. Most of these structures are basement features, which have been reactivated over time and penetrate nearly the full sedimentary package. These structures are likely one of the major controls localizing mineralization.

Exploration on the Zama Lake property consisting of till sampling, examination of indicator mineral concentrates and silt geochemistry indicates the likely proximal presence of Pb-Zn mineralization near surface. The best potential likely exists along structural breaks (faults), collapse structures, porous zones (tuffs), and proximal or up dip of petroleum zones. This potential likely exists beyond the carbonates at depth and into the shale. Further work is required to evaluate this grass-roots Pb-Zn property of merit.

Geological Exploration Program in General and Recommendations From Our Consulting Geologist

We have obtained an independent Technical Report on the Zama Lake property from Paul A. Hawkins, P.Eng. Mr. Hawkins prepared the Technical Report and reviewed all available exploration data completed on these mineral claims.

The property that is the subject of the Zama Lake property is undeveloped and does not contain any open-pit or underground mines which can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.  In order to further evaluate the potential of the Zama Lake property, our consulting geologist has recommended a two-phase exploration program.

Phase I

Sub-surface data should be compiled from select wells on the property to compile the shallow stratigraphy from well logs. Any structural information from the logs would also be valuable. Bedrock topography would also be important to avoid areas of deep overburden. This information can likely be acquired at a minimum cost.

Further, more extensive bulk till and silt geochemical sampling should be untaken at a higher density using ATV for better access into more remote and wetter areas where summer access does not exist. Coverage of silt geochemistry sampling should be expanded beyond that of addition bulk till sampling. Orientation studies should also be undertaken to define variation with depth and lateral variation within burrow pits near current anomalous areas. Increasing bulk till sample size should also be evaluated. Data from GSC / AGS multi-element sampling should be fully integrated into a single database.

Isotopic age dating of the sulfide indicator minerals recovered is warranted to date the age of the mineralization. The age date for mineralization at Pine Point is 290 million years ago. The age date for mineral at Zama Lake in the subsurface within Devonian carbonates is of a similar age. Mineralization near surface may relate to the Laramide Orogeny 47 ±10 Ma (million years ago). This Laramide Orogeny likely deforms rocks up and including Cretaceous age rock. If the age dates are much younger than the old lead dates for Pine Point, the potential for the play increases significantly. Several of the grains should have their isotopic composition determined.

Processing of aeromagnetic data should be completed and targets selected for ground follow-up. Follow-up ground geophysics should likely initially consist of ground magnetometer, VLF-EM, HLEM and selected induced polarization (IP) surveys. The best suite of surveys should be determined given the local ground conditions and overburden thickness. It will likely be possible in some cases to use pre-existing grid lines from seismic surveys. Total cost for the Phase I program is estimated at $400,000.

Phase II

The recommended Phase II program is largely a winter drilling program because of access issues. A suite of ground geophysics would delineate drill targets. Drilling would then be conducted on defined targets within 152.4 m (500 ft) of surface. Where possible, surface access would be gained by using pre-existing winter roads. Operations would likely be based out of one of Zama City’s open camps. Special care would be required in areas of shallow natural gas. The special care procedures would not be cost prohibitive but include extra training of crews, spark arrestor on diesel engines and gas deflector on casings. The drilling component of the Phase II program budget is contingent on the delineation of suitable drill targets. A phase II budget of $1,000,000 is recommended.

Exploration Budget

Phase I

Well Log Data Compilation	$25,000
Heavy Mineral Sampling	$25,000
Laboratory & Isotopic Analysis	$35,000
Ground Geophysics (IP, EM and Mag)	$265,000
Project Management and Reporting	$50,000
Phase I Total	$400,000	$400,000

Phase II

Ground Geophysics (IP, EM and Mag)	$200,000
Diamond Drilling (3000 m.)	$750,000
Project Management and Reporting	$50,000
Sub-total=	$1,000,000	$1,000,000

Project Total=	$1,400,000

Quebec Properties

We have also acquired a 100% interest in two large sets of mineral claims in the province of Quebec, Canada. We have not yet commissioned geological or technical reports on these properties and can give no data or other assurances regarding their value or exploration potential at this time. We plan to obtain independent reports regarding these properties in the near future. The following is a brief description of the Quebec properties our plans for conducting initial surveying and sampling on these claims:

Temiscamingue property

The Temiscamingue property is located approximately 40 kilometers east of the town of Ville Marie and 100 kilometers south of Rouyn Noranda, halfway between the Elliott Lake Uranium camp in Ontario and the Abitibi Gold Belt, within the Grenville Province Front. The project is accessible via logging roads. Government regional stream sediment survey have identified many anomalies in the area. Property is strategically located between the claims of Superior Diamonds (adjacent to the north) where new kimberlites have recently been discovered and the property of Aurizon Mines (adjacent to the south) which has reported as much as 100 grams of gold per ton during till sampling with the objective of identifying the gold dispersion trains previously outlined. Ivany Mining has acquired a 100% undivided interest of 24928.68 acres in this mineral rich Temiscamingue region.

Regional Geology

The Superior Province is the largest Archean craton in the world, half of which is located in Québec. This craton is a highly prospective region for kimberlite exploration, meeting all four criteria for hosting economic grades of diamond-bearing kimberlite: 1) the presence of an Archean craton; 2) the refractive, relatively cool and low-density peridotitic root of the craton has been insulated against reheating and excessive tectonic reworking; 3) the presence of major tectonic structures; and 4) association of diamonds with other intrusive rocks. Four kimberlite fields have been identified in Québec, the Temiscamingue Field being one of these.

Local Geology

The Property over thrusts 2 geological structural provinces, intruded by granite-granodiorite-mafic and ultramafic rocks all faulted and sheared. Fault sets and lineaments intersect the Structural Thrust Front. It is on the Central-median ridge of the “Temiscamingue Lake Rift” and on the strike of many Diamond Kimberlite occurrences.

Stream sediment geochemistry points to strong anomalies for Nickel, Uranium, and Rare Earths Elements along with good gold potential and many circular shape magnetic anomalies to be tested for their Kimberlitic potential.

Mont Laurier properties

Ivany Mining owns a 100% interest in a large group of claims situated in the area of Mont Laurier, Quebec, the property is located less than 200 kilometers northwest of Montreal and is easily accessible by both paved and gravel roads. The Mont Laurier properties were acquired after Nova Uranium and Strateco Resources made several discoveries in the area. Ivany Mining has claims adjacent to Strateco and Nova uranium in a North/South trend. Previous exploration in the area has resulted in many uranium showings including a grab sample showing a result of over 70lbs/ton of U308. Also, there are estimations of sizeable U308 reserves in the area, but theses reserves are pre NI-43 101 therefore not compliant. With the price of U308 recently climbing to $136 per pound, there has been renewed interesting the area. The close proximity to a major metropolitan city makes this project very attractive as exploration and mining costs are sharply reduced as compared to projects in remote areas.

Regional Mineralization

The Mont Laurier Uranium Exploration Camp area is one of many radioactive districts scattered throughout the Grenville Structure Province. Many of the Grenville radioactive occurrences (chiefly related to intrusives of granitic composition) are found in the southwestern extent of the structural province, extending from southwest Quebec into eastern Ontario.

Local Mineralization

The Property hosts at least 21 historical uranium showings, where syngenetic uranium mineralization is found in metamorphic pegmatites and granites. Some of these major mineral showings are comprised of a collection of smaller individual uranium occurrences.

As a general rule, syngenetic uranium deposits form as the result of high temperature igneous and/or metamorphic differentiation caused by the exclusion of uranium (and other radioactive elements) from the crystal structure of most rock-forming minerals. This type of uranium deposit is confined to high-grade metamorphic terrains, typically occurring within Achaean to early Proterozoic aged basement granite gneiss complexes. Deposits are normally associated with major regional scale structural faults and/or structures related to the emplacement of deep-seated alkaline intrusive bodies. Host rock lithologies are generally granitic in composition, occurring as intricate dyke-sill complexes, varying in texture from aplitic to pegmatitic. Ore minerals typically include finely disseminated crystals of uraninite, uranothorite and allanite, with less common secondary minerals like, uranophane or pitchblende.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims. We have only recently acquired or entered into agreements to acquire our mineral claims and our operations are not well-established. Our resources at the present time are limited. We may exhaust all of our resources and be unable to complete full exploration of the Zama Lake mineral claims or our other properties. There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities. If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations. These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

The Metallic Minerals and Industrial Minerals Permits (“Permits”) which comprise the Zama Lake Property were staked under the terms of the Mines and Minerals Act – Metallic and Industrial Minerals Tenure Regulation (AR 145/2005). The permits grants the holder:

 (a) the non-exclusive right to explore for metallic and industrial minerals on the surface of the location,

 (b) the exclusive right to explore for metallic and industrial minerals in the subsurface strata within and under the location, and

 (c) the right to remove samples of metallic and industrial minerals from the location for the purposes of assaying and testing and of metallurgical, mineralogical and other scientific studies. (AR 145/2005)

The regulations require that the recorded holder of permits shall perform, or have performed, exploration and development work (assessment work) on the permits to a per hectare value of $5 in the first assessment period. A permit assessment period is two years. In the second and third assessment periods this increases to $10 per hectare. In the fourth to seventh assessment period this increases to $15 per hectare. No filing fees are associated with filing assessment work. These assessment work requirements are calculated from the date of issue of the current permit.
A permit may be held for fourteen years and can vary in size from a minimum of 16 hectares to a maximum of 9,216 hectares. Permit boundaries are defined by the Alberta Township Survey system. Permit locations are therefore defined by a township, range, section, and legal subdivision. A township is 9,216 hectares in size while a section is 256 hectares. A legal survey division (“LSD”) is 16 hectares in size. Permits may be grouped for application of assessment work provided they are contiguous.

The holder of a permit may after two years apply for a lease provided the first year’s rent for the lease is paid in advance and the Minister of Energy has been provided evidence that a deposit exists on the location applied for. The lease has a term of fifteen years and may be extended a further fifteen years upon approval of the Minister of Energy. The lease permits the holder to hold the ground fee simple without further assessment work requirements.

Prospecting for Crown minerals using hand tools is permitted throughout Alberta without a license, permit, or regulatory approval, as long as there is no surface disturbance (AR 213, 1998). Prospecting on privately owned land or land under lease is permitted without any departmental approval, however, the prospector must obtain consent from the landowner or leaseholder before starting to prospect. Unoccupied public lands may be explored without restriction, but as a safety precaution prospectors working in remote areas should inform the local Sustainable Resource Development (forestry) office of their location.

When prospecting, the prospector can use a vehicle on existing roads, trails and cut line. If the work is on public land, the prospector can live on the land in a tent, trailer, or other shelter for up to fourteen days. For periods longer than fourteen days, approval should be obtained from the Land Administration Division. If the land is privately owned or under lease, the prospector must make arrangements with the landowner or leaseholder. Exploration approval is not needed for aerial surveys or ground geophysical and geochemical surveys, providing they do not disturb the land or vegetation cover.

If mechanized exploration equipment is to be used and/or the land surface disturbed, the prospector or company must obtain the appropriate approvals and permits, as required under the Metallic and Industrial Minerals Exploration Regulation. Most projects require an Exploration License, Exploration Permit and Exploration Approval. The following sections describe the criteria and procedures for each of these.

An Exploration License must be obtained before a person or company can apply for, or carry out an exploration program. The license holder is then accountable for all work done under this exploration program. However, the licensee cannot carry out any actual exploration activity until the Department of Environmental Protection issues an Exploration Approval for each program submitted under that license. A fee of $50 must accompany the license application. The license is valid throughout Alberta and remains in effect as long as the company is operating in the province. If a license holder wants to use exploration equipment, such as a drilling rig, an Exploration Permit must be obtained. A fee of $50 must accompany the license application. The permit is valid throughout Alberta and remains in effect as long as the company is operating in the province.

Approval must be obtained if an exploration project involves environmental disturbance such as drilling, trenching, bulk sampling or the cutting of grids that involves more than limbing trees and removing underbrush. Samples up to 20 kg in size may be taken for assay and testing purposes, but larger samples must be authorized by the Department of Energy. The licensee does not need to hold the mineral rights for an area to apply for an Exploration Approval.

Project approval is through the Land and Forest Service of Alberta Environmental Protection. If an application has been completed and the appropriate field staff has copies of the program, approval can usually be obtained in about ten working days. Each application for exploration approval must be accompanied by a fee of $100. After receiving exploration approval, the prospector or exploration company may conduct the approved activity. However, if they modify their program, the designated field officer must be contacted to review and approve the changes. A final report must be submitted to Land and Forest Service of Alberta Environmental Protection within sixty days following completion of the exploration program. The report must show the actual fieldwork, and include a map showing the location of drilling, test pits, excavations, constructed roads, existing trails utilized and all other land disturbances.

Competition and Market for Our Products and Services

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims.  We have only recently acquired or entered into agreements to acquire our mineral claims and our operations are not well-established.  Our resources at the present time are limited.  We may exhaust all of our resources and be unable to complete full exploration of the Zama Lake mineral claims or our other properties.  There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.   If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations.  These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Employees

We have no employees as of the date of this prospectus. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have neither formed, nor purchased any subsidiaries since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Description of Property

Zama Lake Property

The property is located in the Bistcho Lake Area of northern Alberta within the Municipal District of Mackenzie No. 23, approximately 700 km (435 miles) north northwest of Edmonton (Figure 1). The property lies on the southern margin of the Cameron Hills in N.T.S. 84M and is centered on 57° 28' N 127° 22' W. The nearest supply point to the project is the town of High Level, which is 130 km to the southeast.

The ten permits which make up the property, are shown on Figure 2.

N
Bistcho Lake
Staked
Staked
SWY
Bistcho Lake
I.R.213
Jackfish Point
I.R.214
Staked
Ivany
Ivany (SUV)
Zama City
A1-Cats
SWY
Upper Hay River
I.R.212
Amber River
I.R.211
35
Hay Lake
Hay Lake
I.R.209
Zama Lake
I.R.210
Zama Lake
58
High Level Airpor
High Level
Bushe River
I.R.207
0
50 km
Scale

Zama Lake Pb-Zn
Permit Location

Figure 2.

Temiscamingue Property

The Temiscamingue property is located approximately 40 kilometers east of the town of Ville Marie and 100 kilometers south of Rouyn Noranda, halfway between the Elliott Lake Uranium camp in Ontario and the Abitibi Gold Belt, within the Grenville  Province Front.

Mont Laurier properties

Ivany Mining owns a 100% interest in a large group of claims situated in the area of Mont Laurier, Quebec, the property is located  less than 200 kilometers northwest of Montreal.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Delaware is Corporation Service Company, 2711 Centerville Rd., Suite 400, Wilmington, DE 19808.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD.  The OTCBB is a network of security dealers who buy and sell stock.  The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information.  Our shares are quoted on the OTCBB under the symbol “IVNM.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended June 30, 2009
Quarter Ended	High $	Low $
September 30, 2008	0.91	0.19
December 31, 2008	.08	.02
March 31, 2009	0.19	.05
June 30, 2009	0.25	0.12

Fiscal Year Ending June 30, 2008
Quarter Ended	High $	Low $
September 30, 2007	1.50	0.75
December 31, 2007	0.75	0.65
March 31, 2008	0.81	0.65
June 30, 2008	1.25	0.65

On December 9,2009 the last sales price of our common stock was $0.20.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of December 10, 2009, we had approximately one hundred and three (103) holders of record of our common stock, as well as other stockholders who hold shares in street name.

Registration Rights

We have agreed to file a registration statement with the SEC registering the resale of the selling shareholders’ shares of common stock, including the shares of common stock underlying the outstanding warrants held by the selling shareholders. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144(k).

Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Consolidated BalaBalance Sheets as of June 30, 2009 and 2008
F-3	Statements of Operations for the years ended June 30, 2009 and 2008 and period from inception to June 30, 2009
F-4	Statement of Stockholders’ Equity for period from inception to June 30, 2009
F-5	Statements of Cash Flows for the years ended June 30, 2009 and 2008 and period from inception to June 30, 2009
F-6	Notes to Financial Statements

Unaudited Financial Statements:
F-15	Balance Sheets as of September 30, 2009 (unaudited) and June 30, 2009 (audited);
F-16	Statements of Operations for the three months ended September 30, 2009 and 2008 and from inception of current operations through September 30, 2009 (unaudited);
F-17	Statements of Stockholders’ Equity as of September 30, 2009 (unaudited);
F-18	Statements of Cash Flows for the three months ended Sptember 30, 2009 and 2008 and from inception of current operations through September 30, 2009 (unaudited);
F-19	Notes to Financial Statements.

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Ivany Mining, Inc.
St. Leonard, Quebec, Canada

We have audited the accompanying balance sheets of Ivany Mining, Inc. as of June 30, 2009 and 2008, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and for the period from inception through June 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over   financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ivany Mining, Inc. as of June 30, 2009 and 2008, and the results of its operations and cash flows for the periods then ended and for the period from inception through June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
November 11, 2009

IVANY MINING, INC.
(An Exploration Stage Company)
Balance Sheets

	June 30,	June 30,
	2009	2008
ASSETS

CURRENT ASSETS

Cash	$455,263	$102,983

Total Current Assets	455,263	102,983

EQUIPMENT, net	3,286	5,306

OTHER ASSETS

Mineral properties	-	-

Total Other Assets	-	-

TOTAL ASSETS	$458,549	$108,289

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$53,653	$17,686
Loans due to shareholders	46,983	-

Total Current Liabilities	100,636	17,686

STOCKHOLDERS' EQUITY

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 36,051,877, and 25,451,877
shares issued and outstanding respectively	36,052	25,452
Additional paid-in capital	9,871,877	9,094,477
Deficit accumulated during the exploration stage	(9,550,016)	(9,029,326)

Total Stockholders' Equity	357,913	90,603

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$458,549	$108,289

The accompanying notes are an integral part of these financial statements.

IVANY MINING, INC.
(An Exploration Stage Company)
Statements of Operations

			From Inception
	For the Year Ended		Through
	June 30,		June 30,
	2009	2008	2009

REVENUES	$-	$-	$-

OPERATING EXPENSES

Exploration	31,276	139,597	170,873
Professional Fees	180,314	288,575	468,889
General and administrative	289,927	1,674,424	1,964,351
Impairment of mining properties	17,153	528,068	545,221
Depreciation	2,020	758	2,778

Total Operating Expenses	520,690	2,631,422	3,152,112

LOSS FROM OPERATIONS	(520,690)	(2,631,422)	(3,152,112)
INCOME TAX EXPENSE	-	-	-

LOSS FROM CONTINUING OPERATIONS	(520,690)	(2,631,422)	(3,152,112)

DISCONTINUED OPERATIONS	-	-	(6,397,904)

NET LOSS	$(520,690)	$(2,631,422)	$(9,550,016)

BASIC LOSS PER SHARE	$(0.02)	$(0.20)

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING	25,994,069	12,848,955

IVANY MINING, INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Exploration	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Balance, June 30, 2005	246,032	$246	$6,215,095	$(6,330,697)	$(115,356)

Net loss for the year ended
June 30, 2006	-	-	-	(28,518)	(28,518)

Balance, June 30, 2006	246,032	246	6,215,095	(6,359,215)	(143,874)

Net loss for the year ended
June 30, 2007	-	-	-	(38,689)	(38,689)

Balance, June 30, 2007	246,032	246	6,215,095	(6,397,904)	(182,563)

Mineral properties acquired
for common stock	20,150,000	20,150	77,958	-	98,108

Common stock issued for cash	5,055,845	5,056	1,273,191	-	1,278,247

Value of options granted	-	-	1,528,233	-	1,528,233

Net loss for the year
ended June 30, 2008	-	-	-	(2,631,422)	(2,631,422)

Balance, June 30, 2008	25,451,877	25,452	9,094,477	(9,029,326)	90,603

Common stock issued for
services at $0.91	300,000	300	272,700	-	273,000

Common stock issed for
cash at $0.05 per share	200,000	200	9,800	-	10,000

Common stock issued for exercised
options at $0.05 per share	100,000	100	4,900	-	5,000

Common stock issued for
cash at $0.05 per share	10,380,000	10,380	508,620	-	519,000

Shares to be issued	(380,000)	(380)	(18,620)	-	(19,000)

Net loss for the year ended
June 30, 2009	-	-	-	(520,690)	(520,690)

Balance, June 30, 2009	36,051,877	$36,052	$9,871,877	$(9,550,016)	$357,913

IVANY MINING, INC.
(An Exploration Stage Company)
Statements of Cash Flows

			From Inception
	For the Year Ended		Through
	June 30,		June 30,
	2009	2008	2009

OPERATING ACTIVITIES

Net loss	$(520,690)	$(2,631,422)	$(9,550,016)
Adjustments to reconcile net loss to net cash
used by operating activities:
Discountinued operations	-	-	6,215,341
Value of options granted	-	1,528,233	1,528,233
Common stock issued for services	273,000	-	273,000
Depreciation	2,020	758	2,778
Impairment of mining properties	17,153	528,068	545,221
Changes in operating assets and liabilities:
Change in accounts payable	35,967	(15,796)	53,653

Net Cash Used in
Operating Activities	(192,550)	(590,159)	(931,790)

INVESTING ACTIVITIES

Purchase of mineral properties	(17,153)	(429,960)	(447,113)
Purchase of computer equipment	-	(6,064)	(6,064)

Net Cash Used in
Investing Activities	(17,153)	(436,024)	(453,177)

FINANCING ACTIVITIES

Proceeds from common stock	515,000	1,278,247	1,793,247
Repayment of notes payable	-	(40,247)	(40,247)
Proceeds from notes payable	-	-	40,247
Repayment to shareholder	-	(113,979)	(113,979)
Borrowings from shareholder	46,983	5,145	160,962

Net Cash Provided by
Financing Activities	561,983	1,129,166	1,840,230

NET DECREASE IN CASH	352,280	102,983	455,263

CASH AT BEGINNING OF PERIOD	102,983	-	-

CASH AT END OF PERIOD	$455,263	$102,983	$455,263

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:

Common stock issued for mineral properties	$-	$98,108	$98,108

The accompanying notes are an integral part of these financial statements.

IVANY MINING, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009 and 2008

1.           DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business – Ivany Mining, Inc. (fka Planet411.com, Inc.), (referred to as the “Company”) was previously involved in the e-business industry. It provided end-to-end, e-business solutions to businesses interested in doing e-tailing (selling of retail goods on the Internet). As of June 30, 2007 the Company determined to focus on the strategic acquisition and development of uranium, diamond, base metals, and precious metals properties on a worldwide basis. Accordingly, it was reclassified as a development stage company and its prior operations were reclassified to discontinued operations.

History - Planet411.com Corporation, the Company's predecessor, was incorporated in Nevada on April 23, 1990, as Investor Club of the United States. The name was changed to Noble Financing Group Inc. (in 1992), then to Newman Energy Technologies Incorporated (1998), then World Star Asia, Inc. (1998), Comgen Corp. (1998) and then to Planet411.com Corporation on February 11, 1999 to reflect its then current business objectives. Planet411.com Inc. was incorporated on July 13, 1999. Planet411.com Corporation was merged with and into Planet411.com Inc. (referred to as the “Company”) on October 6, 1999 for the sole purpose of changing the Company's jurisdiction of incorporation to Delaware. On July 18, 2007, the Company filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger whereby the Company (as Planet411.com Inc.) would merge with its wholly-owned subsidiary, Ivany Mining Inc., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of July 18, 2007, was completed pursuant to Section Title 8, Section 251(c) of the Delaware General Corporation Law. Upon completion of this merger, the Company's name has been changed to "Ivany Mining Inc." and the Company's Articles of Incorporation have been amended to reflect this name change.

Going Concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of approximately $9,550,016 since its inception and requires capital for its contemplated operational and marketing activities to take place. The company’s ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Definition of fiscal year - The Company’s fiscal year end is June 30.

Use of estimates - The preparation of audited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments - The Company discloses, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature.

Revenue Recognition Policy-The Company will determine its revenue recognition policies upon commencement of its mining operations.

1.           DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Earnings (loss) per share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income taxes -   Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The income tax provision differs from the amount of income tax determined by applying US and Canadian federal income tax rates of 39% to pre-tax income for the years ended June 30, 2009 and 2008 due to the following:

	2009	2008
Book loss	$(520,690)	$(2,631,422)
Common stock and stock options granted for services	273,000	1,528,233
Valuation allowance	247,690	1,103,189
	$-	$-

Net deferred tax assets consist of the following components as of June 30, 2009 and 2008:

	2009	2008
Deferred tax assets:
NOL Carryover	$3,972,196	$3,724,506
Valuation allowance	(3,972,196)	(3,724,506)
Net deferred tax assets	$-	$-

At June 30, 2009, the Company had net operating loss carry forwards of approximately $3,972,196 that may be offset against future taxable income through 2029.  No tax benefit has been reported in the June 30, 2009, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Advertising Costs- The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling and marketing expenses during the reported periods.

1.           DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Recent Accounting Pronouncements

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

 In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

1.           DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Recent Accounting Pronouncements
In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007.   Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.

1.           DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Recent Accounting Pronouncements
Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company adopted this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157; Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company adopted this statement March 1, 2008, and it did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Equity-Based Compensation – The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R. As of June 30, 2009, the Company has not issued any share-based payments to its employees.

Impairment of Long-Lived Assets -The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

2.        LOANS DUE TO SHAREHOLDER

As of June 30, 2009, the Company had an unsecured, non interest bearing demand loan due to a shareholder of the Company totaling $46,983.

3.        CAPITAL STOCK TRANSACTIONS

Preferred stock - The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of June 30, 2009, the Company has no shares of preferred stock issued or outstanding.

Common stock - The authorized common stock is 200,000,000 shares with a par value of $0.001. During the year ended June 30, 2007, the Company completed a reverse split on its common stock from 500 shares to 1 share. The reverse stock split is reflected on a retroactive basis. During the year ended June 30, 2008, the Company issued 5,055,845 shares of its common stock for cash of $1,278,247. The Company also issued 20,150,000 shares of its common stock for mineral properties valued at $98,108.

During the year ended June 30, 2009, the Company issued 200,000 shares of its common stock at $0.05 per share for $10,000.   The Company also issued 10,380,000 shares of its common stock for $519,000 cash at $0.05 per share.  Of this, $19,000 is recorded as a stock subscription receivable as payment for shares was not received until after the end of the fiscal year.

An additional 100,000 shares of common stock were issued for exercised options at a strike price of $0.05 per share for a total of $5,000.

During the year ended June 30, 2009, the Company issued 300,000 shares of its common stock at $0.91 per share for services.

5.           MINERAL PROPERTIES

On September 10, 2007, the Compnay entered into a Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany, Victor Cantore, and Anna Giglio. Under the terms of the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio have each transferred to the Company certain mining claims owned by them and located in the province of Quebec, Canada.

The mining claims acquired under the Purchase Agreement cover a total of approximately 27,277.27 hectares.  In exchange for the mining claims transferred to us under the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio were issued a total of 20,000,000 shares of common stock.

On September 11, 2007, the Company entered into a Letter of Intent Purchase Agreement (the “Purchase Agreement”) with Star Uranium Corp. (“Star Uranium”). Under the terms of the Purchase Agreement, Star Uranium has agreed to transfer to the Company ten mining claims located in the Zama Lake area of northern Alberta, Canada. Under the Purchase Agreement, the Company paid Star Uranium a purchase price of $100,000 on or before October 31, 2007. Also, the Company delivered to Star Uranium 150,000 shares of our common stock as additional consideration for the purchased mining claims. The mining claims transferred under the Purchase Agreement cover a total of approximately 92,160 hectares.

Under the Purchase Agreement, the Company has also agreed to invest certain minimum amounts in the development of the mineral properties. Subject to any negotiated adjustments which may be made by the parties based on future geological evaluation, the Company was required to spend a minimum of $400,000 toward exploration of the properties before May 16, 2008 and an additional $1,000,000 toward exploration and development before May 16, 2010. Star Uranium has retained a 2% smelter royalty on the properties and has retained all diamond rights. The Company has the option to buy-down the retained net smelter royalty to 1% by making an additional payment of $1,000,000 to Star Uranium at any time.

5.           MINERAL PROPERTIES (CONTINUED)

On September 12, 2007, the Company entered into an Alberta Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany and Royal Atlantis Group, Inc. (“Royal Atlantis”). Under the terms of the Purchase Agreement, Mr. Ivany and Royal Atlantis have transferred to the Company a total of six mining claims located in the province of Alberta, Canada. In exchange for the mining claims transferred to the Company under the Purchase Agreement, the Company paid total of $20,000 ($10,000 each) to Mr. Ivany and Royal Atlantis.

At the close of the fiscal year ended June 30, 2008, the Company recognized an impairment charge of $528,068 on the value of its mining property, primarily due to the facts that the Company is an exploration stage company and future cash flow is unpredictable due to a lack of operating history, the future required minimum expenditures that the Company is uncertain of funding,, and the uncertainty of the prospects of the land.

At the close of the fiscal year ended June 30, 2009 the Company again performed an impairment analysis in regards to the carrying value of the mineral properties held on the company books.  Due to the same reasons noted above, the Company impaired the value of its mining properties.  This resulted in an impairment expense of $17,153 for the year ended June 30, 2009.

6.           STOCK OPTIONS AND WARRANTS

During the year ended June 30, 2008, the estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: expected term of 2 years, a risk free interest rate of 3.35%, a dividend yield of 0% and volatility of 90%. The amount of the expense charged to operations for compensatory options and warrants granted in exchange for services was $1,528,233.

During the year ended June 30, 2009, no compensatory common stock purchase options were granted.  The strike prices of the options granted we adjusted twice in accordance with board approval.  At each reevaluation date, the company recomputed the fair market value of the options.  In neither case did the revised value exceed the originally recorded value thus no adjustment to the option expense was made. These changes included Changes in stock options issued to employees for the years ended June 30, 2009 and 2008 are as follows:

	Weighted Number of Options	Average Exercise Price

Outstanding, June 30, 2007	-	$-
Granted	2,500,000	0.10
Exercised	-	-
Cancelled	-	-
Outstanding, June 30 2008	2,500,000	$0.10

Exercisable, June 30, 2008	2,500,000	$0.10

Outstanding, June 30, 2008	2,500,000	$0.10
Granted	-	-
Exercised	100,000	$0.05
Cancelled	-	-
Outstanding, June 30, 2009	2,400,000	0.10
Exercisable, June 30, 2009	2,400,000	0.10

7.           SUBSEQUENT EVENTS

On July 10, 2009, the Company sold an additional 600,000 shares of its common stock for $30,000 cash at $0.05 per share.

The Company has analyzed its operations subsequent to June 30, 2009 through November 11, 2009 and has determined that it does not have any other material subsequent events to disclose in these financial statements.

8.           RESTATEMENT OF FINANCIAL STATEMENTS

On September 29, 2009 the Company discovered a material error in its accounting that resulted in a misstatement of the financial statements for the fiscal year ended June 30, 2008.  The Company had neglected to perform required impairment analyses surrounding the valuation of its mineral properties.  The Company retroactively performed these analyses on September 29, 2009 and determined that due to the fact that the Company is an exploration stage company and based on the fact that future cash flow is unpredictable, the Company lacks reliable operating history, and the uncertainty of the prospects of the land, the Company  determined it needed to record an impairment of the value of the mineral properties.

Additionally the Company erred in calculating the value of compensatory options issued to company employees during the fiscal year ended June 30, 2008.  Subsequent to a reevaluation of the Black-Scholes model assumptions used, an additional expense of $235,566 was recorded to reflect the fair market value of those options.

These two adjustments result in an impairment loss for the year ended June 30, 2008 of $528,068 and additional General and Administrative expense of $235,566, thus increasing total operating expenses by $763,634.  Accordingly, Additional Paid-in Capital was increased by $235,566 and the carrying value of the mineral properties was reduced to $-0-.  Other amounts were reclassified to agree with classifications adopted for fiscal year end June 30, 2009.

In addition to the major adjustments noted above, other various differences in account balances were corrected.  Below are presented summaries of the difference between the original and restated Balance Sheet and Statements of Operations.

ASSETS

	June 30,	June 30,
	2008	2008
	(Restated)	(Original)
CURRENT ASSETS

Cash	$102,983	$120,304

Total Current Assets	102,983	120,304

EQUIPMENT, net	5,306	5,336

OTHER ASSETS

Mineral properties	-	528,068

Total Other Assets	-	528,068

TOTAL ASSETS	$108,289	$653,708

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$17,686	$14,263
Loans due to shareholders	-	-

Total Current Liabilities	14,263	14,263

STOCKHOLDERS' EQUITY

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 36,431,877, and 25,451,877
shares issued and outstanding respectively	25,452	25,452
Additional paid-in capital	9,094,477	8,858,911
Stock subscription receivable	-	-
Deficit accumulated during the exploration stage	(9,029,326)	(8,244,918)

Total Stockholders' Equity	90,603	639,445

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$108,289	$653,708

STATEMENTS OF OPERATONS

	Restated		Original
		From Inception		From Inception
	For the Year Ended	Through	For the Year Ended	Through
	June 30,	June 30,	June 30,	June 30,
	2008	2008	2008	2008

REVENUES	$-	$-	$-	$-

OPERATING EXPENSES

Exploration	139,597	139,801	139,801	139,801
Professional Fees	288,575	288,575	-	-
General and administrative	1,674,424	1,674,424	1,706,455	1,706,455
Impairment of mining properties	528,068	528,068	-	-
Depreciation	758	758	758	758

Total Operating Expenses	2,631,422	2,631,422	1,847,014	1,847,014

LOSS FROM OPERATIONS	(2,631,422)	(2,631,422)	(1,847,014)	(1,847,014)
INCOME TAX EXPENSE	-	-	-	-

LOSS FROM CONTINUING OPERATIONS	(2,631,422)	(2,631,422)	(1,847,014)	(1,847,014)
LOSS (GAIN) ON CURRENCY EXCHANGE	-	-	-	-

DISCONTINUED OPERATIONS	-	(6,397,904)	-	(6,397,904)

NET LOSS	$(2,631,422)	$(9,550,016)	$(1,847,014)	$(8,244,918)

BASIC LOSS PER SHARE	$(0.20)		$(0.14)

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING	12,848,955		12,848,955

IVANY MINING, INC.
(An Exploration Stage Company)
Balance Sheets

ASSETS

	September 30,	June 30,
	2009	2009
	(unaudited)	(audited)
CURRENT ASSETS

Cash	$376,486	$455,263

Total Current Assets	376,486	455,263

EQUIPMENT, net	2,781	3,286

OTHER ASSETS

Mineral properties	-	-

Total Other Assets	-	-

TOTAL ASSETS	$379,267	$458,549

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$47,783	$53,653
Loans due to shareholders	51,582	46,983

Total Current Liabilities	99,365	100,636

STOCKHOLDERS' EQUITY

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 37,031,877, and 36,051,877
shares issued and outstanding, respectively	37,032	36,052
Additional paid-in capital	9,900,897	9,852,877
Stock subscription (receivable) payable	(10,000)	19,000
Deficit accumulated during the exploration stage	(9,648,027)	(9,550,016)

Total Stockholders' Equity	279,902	357,913

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$379,267	$458,549

The accompanying notes are an integral part of these financial statements.

IVANY MINING, INC.
(An Exploration Stage Company)
Statements of Operations
(unaudited)

			From Inception
	For the Three Months Ended		Through
	September 30,		September 30,
	2009	2008	2009
		(Restated)
REVENUES	$-	$-	$-

OPERATING EXPENSES

Exploration	-	31,547	170,873
Professional fees	78,600	10,216	547,489
General and administrative	18,906	341,175	1,983,257
Impairment of mining properties	-	-	545,221
Depreciation	505	505	3,283

Total Operating Expenses	98,011	383,443	3,250,123

LOSS FROM OPERATIONS	(98,011)	(383,443)	(3,250,123)
INCOME TAX EXPENSE	-	-	-

LOSS FROM CONTINUING OPERATIONS	(98,011)	(383,443)	(3,250,123)

DISCONTINUED OPERATIONS	-	-	(6,397,904)

NET LOSS	$(98,011)	$(383,443)	$(9,648,027)

BASIC LOSS PER SHARE	$(0.00)	$(0.03)

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING	36,541,877	12,848,955

The accompanying notes are an integral part of these financial statements.

IVANY MINING, INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity (unaudited)

					Deficit
				Stock	Accumulated
			Additional	Subscription	During the	Total
	Common Stock		Paid-In	(Receivable)	Exploration	Stockholders'
	Shares	Amount	Capital	Payable	Stage	Equity

Balance, June 30, 2005	246,032	$246	$6,215,095	$-	$(6,330,697)	$(115,356)

Net loss for the year ended
June 30, 2006	-	-	-	-	(28,518)	(28,518)

Balance, June 30, 2006	246,032	246	6,215,095	-	(6,359,215)	(143,874)

Net loss for the year ended
June 30, 2007	-	-	-	-	(38,689)	(38,689)

Balance, June 30, 2007	246,032	246	6,215,095	-	(6,397,904)	(182,563)

Mineral properties acquired
for common stock	20,150,000	20,150	77,958	-	-	98,108

Common stock issued for cash	5,055,845	5,056	1,273,191	-	-	1,278,247

Value of options granted	-	-	1,528,233	-	-	1,528,233

Net loss for the year
ended June 30, 2008	-	-	-	-	(2,631,422)	(2,631,422)

Balance, June 30, 2008	25,451,877	25,452	9,094,477	-	(9,029,326)	90,603

Common stock issued for
services at $0.91	300,000	300	272,700	-	-	273,000

Common stock issued for
cash at $0.05 per share	200,000	200	9,800	-	-	10,000

Common stock issued for exercised
options at $0.05 per share	100,000	100	4,900	-	-	5,000

Common stock issued for
cash at $0.05 per share	10,000,000	10,000	471,000	19,000	-	500,000

Net loss for the year ended
June 30, 2009	-	-	-	-	(520,690)	(520,690)

Balance, June 30, 2009	36,051,877	36,052	9,852,877	19,000	(9,550,016)	357,913

Common stock issued for
cash at $0.05 per share	980,000	980	48,020	(29,000)	-	20,000

Net loss for the three months ended
September 30, 2009	-	-	-	-	(98,011)	(98,011)

Balance, September 30, 2009	37,031,877	$37,032	$9,900,897	$(10,000)	$(9,648,027)	$279,902

The accompanying notes are an integral part of these financial statements.

IVANY MINING, INC.
(A Development Stage Company)
Statements of Cash Flows
(unaudited)

			From Inception
	For the Three Months Ended		Through
	September 30,		September 30,
	2009	2008	2009
		(Restated)
OPERATING ACTIVITIES

Net loss	$(98,011)	$(383,443)	$(9,648,027)
Adjustments to reconcile net loss to net cash
used by operating activities:
Discountinued operations	-	-	6,215,341
Value of options granted	-	-	1,528,233
Common stock issued for services	-	273,000	273,000
Depreciation	505	505	3,283
Impairment of mining properties	-	-	545,221
Changes in operating assets and liabilities:
Change in accounts payable	(5,870)	6,340	47,783

Net Cash Used in
Operating Activities	(103,376)	(103,598)	(1,035,166)

INVESTING ACTIVITIES

Purchase of mineral properties	-	-	(447,113)
Purchase of computer equipment	-	-	(6,064)

Net Cash Used in
Investing Activities	-	-	(453,177)

FINANCING ACTIVITIES

Proceeds from common stock	20,000	-	1,813,247
Repayment of notes payable	(2,588)	-	(42,835)
Proceeds from notes payable	7,187	-	47,434
Repayment to shareholder	-	-	(113,979)
Borrowings from shareholder	-	2,000	160,962

Net Cash Provided by
Financing Activities	24,599	2,000	1,864,829

NET INCREASE (DECREASE) IN CASH	(78,777)	(101,598)	376,486

CASH AT BEGINNING OF PERIOD	455,263	102,983	-

CASH AT END OF PERIOD	$376,486	$1,385	$376,486

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:

Common stock issued for mineral properties	$-	$98,108	$98,108

The accompanying notes are an integral part of these financial statements.

IVANY MINING, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to make the financial statements be not misleading and to present fairly the financial position, results of operations, and cash flows at September 30, 2009, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s June 30, 2009 audited financial statements.  The results of operations for the periods ended September 30, 2009 and 2008 are not necessarily indicative of the operating results for the full years.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10)  is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the quarter ended September 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended. In connection with preparing the accompanying unaudited financial statements as of September 30, 2009 and for the quarter and nine month period ended September 30, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC)..

In June 2009, the FASB issued SFAS 168,  The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” pr ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 nd interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented. As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - ISSUANCE OF COMMON STOCK

During the three month period ending September 30, 2009, the Company issued 400,000 shares of common stock at a value of $0.05 per share for cash.

During the three month period ending September 30, 2009, the Company issued 380,000 shares of common stock.  The Company had received $19,000 in exchange for these shares during the year ended June 30, 2009.  The Company also issued 200,000 shares of common stock for cash at $0.05 per share for which it has not been paid as of the end of the three months September 30, 2009.

NOTE 4 - RELATED PARTY NOTE

As of September 30, 2009, the Company had an unsecured, non interest bearing demand loan due to a shareholder of the Company totaling $51,582.

NOTE 5 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to September 30, 2009 through November 18, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

Plan of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Strategic Plan

Our immediate business plan is to proceed with the exploration of the Zama Lake mineral claims to determine whether there are commercially exploitable reserves of lead, zinc or other metals.  We intend to proceed with the initial exploration program as recommended by our consulting geologist and by the Agreement under which we have acquired the property. The recommended geological program will cost a total of approximately $1,400,000.

The budget for our planned exploration activities on the Zama lake claims is as follows:

                         Phase I

Well Log Data Compilation                                                                                 $ 25,000
Heavy Mineral Sampling                                                                                     $ 25,000
Laboratory & Isotopic Analysis                                                                        $ 35,000
Ground Geophysics (IP, EM and Mag)                                                           $ 265,000
Project Management and Reporting                                                                 $ 50,000
Phase I Total =                                                                                  $ 400,000                      $ 400,000

                         Phase II

Ground Geophysics (IP, EM and Mag)                                                           $ 200,000
Diamond Drilling (3000 m.)                                                                                $ 750,000
Project Management and Reporting                                                                  $ 50,000
Sub-total=                                                                        $1,000,000                      $1,000,000

Project Total=                                                                                                           $1,400,000

In addition to exploration of the Zama Lake claims, we plan engage in initial surveying and sampling on our Quebec properties at a projected cost of $1,052,000.

The budget for our planned exploration activities on the Temiscamingue property is as follows:

Phase One

Till sampling and analysis                                                                                  CDN$                       30 000
Use of heavy machinery, clearing, and connection to paths                        CDN$                       50 000
Laboratory analysis for multi-element samples                                               CDN$                       15 000
Miscellaneous, supervisory, and overhead                                                     CDN$                       30 000
TOTAL PHASE ONE RECOMMENDATION:                                               CDN$            265 000

Phase Two

The second phase consists of geophysical ground survey, stripping, channel sampling, and analysis.

Followed by a drilling campaign.                                                                                               CDN$                      335 000
TOTAL COST FOR PHASE TWO:                                                                                           CDN$                      335 000
TOTAL COST FOR BOTH PHASES:                                                                                   CDN$                     600 000

The budget for our planned exploration activities on the Mount Laurier properties is as follows:

Phase One

The forecasted cost for 68 square kilometers is                                                                 CDN$                    90 000
Heavy machinery, ground clearing                                                                                      CDN$                    30 000
Sampling                                                                                       CDN$                    20 000
Laboratories, analysis                                                                                                            CDN$                    12 000
Project management                                                                                                               CDN$                     25 000
TOTAL COST FOR PHASE ONE:                                                                                    CDN$                    177 000

Phase Two

Diamond drilling (1000 meters)                                                                     CDN$                      275 000
Total cost for both phases:                                                                           CDN$                      452,000

Our immediate business plan is to proceed with the exploration of the Zama Lake mineral claims to determine whether there are commercially exploitable reserves of lead, zinc or other metals. We have commenced our initial exploration program as recommended by our consulting geologist and as required by the Agreement under which we have acquired the property.   Most recently, we have completed an airborne survey of four townships within the property.  We are currently analyzing the results of this survey for the purpose of identifying target areas for follow-up exploration. The costs incurred to date have satisfied the 2008 exploration expenditure obligations imposed by the Agreement under which we acquired the property.  The complete recommended geological program for the Zama Lake mineral claims will cost a total of approximately $1,400,000.

Our plan of operations for the current fiscal year is to continue the recommended exploration program on the Zama Lake property.   In order to fully complete our planned exploration programs, however, we may need to raise additional capital. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. We cannot provide investors with any assurance, however, that we will be able to raise sufficient funding from the sale of our common stock if and when needed to fund expenses. We believe that outside debt financing will not be an alternative for funding exploration programs. The risky nature of this enterprise and lack of tangible assets other than our mineral claims places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as economically viable mines can be demonstrated.

Potential Diversification

Over the course of the current fiscal year, we may also seek to diversify our operations by identifying opportunities in Asia to enter the agricultural sector, with a particular focus on bamboo.  We are planning to identify and lease land from which we can harvest bamboo poles to be sold both as raw material and potentially processed into paper pulp.  In addition, we plan to identify and review at other agricultural opportunities in South East Asia.  When and if we are have identified and acquired assets and/or operations in this sector, we will make appropriate additional disclosures.

We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months.

Results of Operations for the years ended June 30, 2009 and 2008

We have not earned any revenues since the inception of our current business operations.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our mineral properties, or if such resources are discovered, that we will enter into commercial production.

We incurred operating expenses and net losses in the amount of $520,690 for the year ended June 30, 2009, compared to $2,631,422 for the year ended June 30, 2008.  We have incurred total operating expenses and net losses of $9,550,016 from inception through June 30, 2009.  Our losses are attributable to operating expenses together with a lack of any revenues.  We anticipate our operating expenses will increase as we continue with our plan of operations.  The increase will be attributable to continuing with the geological exploration programs for our several mineral claims.

Results of Operations for the three months ended September 30, 2009 and 2008

We incurred expenses in the amount of $98,011 for the three months ended September 30, 2009, compared to operating expenses of $383,443 for the three months ended September 30, 2008. We have incurred total expenses of $3,250,123 from the inception of our current operations through September 30, 2009.  We incurred no operating expenses from discontinued operations in the three months ended September 30, 2009 and in the three months ended September 30, 2008.  Since our inception, we have incurred total operating expenses from discontinued operations in the amount of $6,397,904.

We incurred a net loss in the amount of $98,011 for the three months ended September 30, 2009, compared to a net loss of $383,443 for the three months ended September 30, 2008. Since the inception of our current operations through September 30, 2009, we have incurred a total net loss of $3,250,123. Our losses are attributable to operating expenses together with a lack of any revenues.  We anticipate our operating expenses will increase as we continue with our plan of operations.  The increase will be attributable to continuing with the geological exploration programs for our several mineral claims, pending the receipt of adequate funding to continue with those programs.

Liquidity and Capital Resources

As of September 30, 2009, we had current assets in the amount of $376,486, consisting entirely of cash. Our current liabilities as of September 30, 2009, were $99,365. Thus, we had working capital of $277,121 as of September 30, 2009.

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities. We do not anticipate earning revenues until such time that we exercise our option entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources our mineral properties, or if such resources are discovered, that we will enter into commercial production.

We have incurred cumulative net losses of $3,250,123 since inception of our current operations and require capital for our contemplated operational and marketing activities to take place. We do not anticipate earning revenues until such time that we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources our mineral properties, or if such resources are discovered, that we will enter into commercial production.

Off Balance Sheet Arrangements

As of September 30, 2009, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of December 10, 2009 are as follows:

Name	Age	Position(s) and Office(s) Held
Derek Ivany	26	President, Chief Executive Officer, and Director
Victor Cantore	42	Director, Chief Financial Officer
Sam Nguyen	39	Vice-president, Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Derek Ivany.  Mr. Ivany was appointed to our board of directors on September 15, 2005 and was appointed as our Chief Executive Officer and Chief Financial Officer on November 29, 2005.  Mr. Ivany’s business experience has been focused in the area of technical services. Since March 2000, Mr. Ivany has acted as a consultant in the technical services area to TransEuro Energy Corp. In September 2004, Mr. Ivany co-founded Indochina Securities Inc. Mr. Ivany was formerly a director of two public companies in Canada, Star Uranium Corp. and Hi Ho Silver Resources.

Victor Cantore.  Mr. Cantore became our President, Secretary and sole director on November 14, 2001 and served as our Chief Executive Officer and Chief Financial Officer until November 29, 2005.   From 1999 to 2001, Mr. Cantore operated his own venture capital fund, Cantore Capital.  From June 1992 to April 1999, he was an investment advisor with RBC Dominion Securities and Tasse & Associates.

Sam Nguyen. On June 16, 2009, the board of directors appointed Sam Nguyen to serve as the Vice President of the corporation and a member of the board of directors. Sam Nguyen also serves as the Asia Pacific Advisor for Ivany Mining.  Mr. Nguyen is currently the Chairman of Sana Company Ltd.  His career focus has been in the area of Corporate Finance. He has funded large scale oil and gas projects as well as infrastructure projects for various governments in the Asia Pacific region.  Mr. Nguyen has worked with the Vietnamese government for the last 14 years advising on and funding various projects including power-plants, oil & gas refineries, mineral exploration properties and real-estate development. He has advised and worked with major corporations in Asia including Heritage Investments and Carlye Coutts Group.

Directors

Our bylaws authorize no less than one (1) director.  We currently have three Directors.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Executive Compensation

Compensation Discussion and Analysis

Narrative Disclosure to the Summary Compensation Table

We have not entered into any employment agreement or consulting agreement with our executive officers.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.  Our executive officers may receive stock options at the discretion of our board of directors in the future, either through our 2007 Stock Option Plan or otherwise at the discretion of our board of directors.  On June 26, 2008, under the terms of the 2007 Stock Option Plan, we awarded each of our directors options to purchase 1,000,000 shares of our common stock.  In addition, we awarded Mr. Nguyen (who was at that time a key employee but not yet an executive officer or director) options to purchase 500,000 shares of our common stock. As currently adjusted, the exercise price of these options is $0.10 per share.  These options vested immediately and are exercisable for a period of two years.  The award of these options was designed to provide an incentive to our officers to increase the over-all value of our company.  The immediate vesting of the options, combined with the two-year exercise period, was intended to provide a balance of incentives for our officers by providing the potential for net value to the officers upon an immediate increase in the value of the company, while also allowing an opportunity for the officers to earn greater value by way of a larger and sustained increase in the value of the company over time.

Although we do not currently pay our officer cash compensation, we reserve the right to provide such compensation at some time in the future.  Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further our business purposes.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ivany, president, CEO, and director	2008 2009	0 0	0 0	0 0	49,188 0	0 0	0 0	0 0	49,188 0
Victor Cantore, CFO and director	2008 2009	0 0	0 0	0 0	49,188 0	0 0	0 0	0 0	49,188 0
Sam Nguyen, V.P. and director	2008 2009	0 0	0 0	0 0	22,769 0	0 0	0 0	0 0	22,769 0

Narrative Disclosure to the Summary Compensation Table

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the period ended June 30, 2009.

We have no formal plan for compensating our directors for their services in their capacity as directors.  In the future we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established.  Thus far, the only compensation paid to our officers and directors has been the options grants discussed above.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  The board of directors may award special remuneration to any director undertaking any special services on behalf of Ivany Mining other than services ordinarily required of a director.  No director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Derek Ivany	1,000,000	0	0	0.10	6.28.10	0	0	0	0
Victor Cantore	1,000,000	0	0	0.10	6.28.10	0	0	0	0
Sam Nguyen	400,000	0	0	0.10	6.28.10	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ivany	0	0	49,188	0	0	0	49,188
Victor Cantore	0	0	49,188	0	0	0	49,188
Sam Nguyen	0	0	22,769	0	0	0	22,769

The options issued to directors were valued using the Black Sholes model under the following assumptions:  stock price at valuation, $0.05; strike price, $0.05; risk free rate 1.3%, 2 year term for Derek Ivany’s and Victor Cantore’s options and a 1 year term for Sam Nguyen’s options; and volatility of 339.29%.

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.  The figures above reflect compensation received in their capacities as employees and/or named executive officers.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 10, 2009, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 37,031,877 shares of common stock issued and outstanding on December 10, 2009.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Common	Derek Ivany 16 Spears St. Toronto Ontario M6N 3X7 Canada	11,166,000(1)	30.15%
Common	Victor Cantore 8720 Rue Du Frost St. Leonard, Quebec H1P 2Z5 Canada	8,105,251(2)	21.89%
Common	Sam Nguyen 50 Noble St. Markham, Ontario L3R 8G1 Canada	440,000(3)	1.19%
Common	Total all executive officers and directors	19,711,251	53.23%

Common	5% Shareholders
Common	Firebird Global Master Fund, Ltd. c/o Trident Trust Company (Cayman) Limited 1 Capital Place, P.O. Box 847 Grand Cayman, Cayman Islands FGS Advisors, LLC, Investment Manager	20,000,000(4)	54.01%
Common	Anna Giglio 8720 Rue Du Frost St. Leonard, Quebec H1P 2Z5 Canada	3,100,000	8.37%
Common	Arclight Capital, LLC 2062 Troon Drive Henderson, NV 89074 Andrew C. Burton, Managing Member	6,976,408(5)	18.84%

Common	Spectra Capital Management, LLC 595 Madison Avenue, 37th Floor New York, NY 10022 Gregory I. Porges, Managing Member Andrew C. Burton, Manager	6,953,168(6)	18.78%

(1)           Included in the calculation of beneficial ownership for Mr. Ivany are options to purchase 1,000,000 shares at a purchase price of $0.10 per share.  These options are immediately exercisable and expire on June 26, 2010.

(2)           Included in the calculation of the beneficial ownership for Mr. Cantore are options to purchase 1,000,000 shares at a purchase price of $0.10 per share.  These options are immediately exercisable and expire on June 26, 2010.  In addition, Mr. Cantore holds 1,000 stock options to purchase 1,000 shares of common stock at an exercise price of $90.00.  These options are immediately exercisable and expire on February 28, 2011.  Mr. Cantore also holds 250 stock options to purchase 250 shares of common stock at an exercise price of $1,000.00.  These options are immediately exercisable and expire on February 28, 2010.

(3)           Included in the calculation of the beneficial ownership for Mr. Nguyen are options to purchase 400,000 shares at a purchase price of $0.10 per share.  These options are immediately exercisable and expire on June 26, 2010.  In addition, Mr. Nguyen holds warrants to purchase 20,000 shares at a purchase price of $0.10 per share.  These options are immediately exercisable and expire on July 10, 2012.

(4)           Included in the calculation of beneficial ownership for Firebird Global Master Fund, Ltd. are warrants to purchase 10,000,000 shares at a purchase price of $0.10 per share.  These warrants are immediately exercisable and expire on July 10, 2012.  FGS Advisors, LLC (“FGS”) serves and the Investment Manager of Firebird Global Master Fund, Ltd. (“Firebird”) and controls the investment and trading activities of Firebird.  James Passin and Harvery Sawikin are managers and controlling principals of FGS.  In their respective capacities, FGS, Mr. Passin, and Mr. Sawikin exercise voting and investment power with respect to the securities held by Firebird.

(5)           Included in the calculation of beneficial ownership for Arclight Capital, LLC are warrants to purchase 5,000,000 shares at a purchase price of $0.10 per share.  These warrants are immediately exercisable and expire on July 10, 2012.  Andrew C. Burton is the Managing Member of Arclight Capital, LLC (“Arclight”).  In his capacity as Managing Member of Arclight, Mr. Burton exercises voting and investment power with respect to the securities held by Arclight

(6)           Included in the calculation of beneficial ownership for Spectra Capital Management, LLC are warrants to purchase 5,000,000 shares at a purchase price of $0.10 per share.  These warrants are immediately exercisable and expire on July 10, 2012.  Gregory I. Porges is the Managing Member of Spectra Capital Management, LLC (“Spectra”).  Andrew C. Burton is the Manager of Spectra.  In their capacities as the Managing Member and Manager, respectively, of Spectra, Mr. Porges and Mr. Burton exercise voting and investment power with respect to the securities held by Spectra.

*The percentages shown reflect immediately exercisable options and warrants held by the named shareholders, as well as the current issued and outstanding common stock held by these shareholders, divided by the total number of actual shares currently issued and outstanding.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plans as of September 30, 2009

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders (1)	2,400,000	$0.10	2,5000,000
Equity compensation plans not approved by security holders (1)	–	–	–
Total	2,400,000	$0.10	2,5000,000

(1) We have adopted a stock option plan which provides for the issuance of incentive stock options.  Our board has set aside 5,000,000 shares of common stock for issuance under the plan.  To date, we have issued options to purchase 2,500,000 shares under the plan.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us:

1.           On September 10, 2007, we entered into a Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany, Victor Cantore, and Anna Giglio.  Under the terms of the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio each transferred to us certain mining claims owned by them and located in the province of Quebec, Canada.   The mining claims acquired under the Purchase Agreement cover a total of approximately 10,475 hectares and comprise the Mont Laurier and  Temiscamingue properties discussed above

In exchange for the mining claims transferred to us under the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio were issued a total of 20,000,000 shares of common stock as follows:

Derek Ivany                                10,000,000 shares
Victor Cantore                              7,000,000 shares
Anna Giglio                                  3,000,000 shares

2.           On September 11, 2007, we entered into a Letter of Intent Purchase Agreement (the “Purchase Agreement”) with Star Uranium Corp. (“Star Uranium”).  Under the terms of the Purchase Agreement, Star Uranium has agreed to transfer to us ten mining claims located in the Zama Lake area of northern Alberta, Canada.  Under the Purchase Agreement, we must pay Star Uranium a purchase price of $100,000CDN on or before October 31, 2007.  Also, we will be required to deliver to Star Uranium 150,000 shares of our common stock as additional consideration for the purchased mining claims.  The mining claims transferred under the Purchase Agreement cover a total of approximately 92,160 hectares.

Under the Purchase Agreement, we have also agreed to invest certain minimum amounts in the development of the mineral properties.  Subject to any negotiated adjustments which may be made by the parties based on future geological evaluation, we are required to spend a minimum of $400,000CDN toward exploration of the properties before May 16, 2008 and an additional $1,000,000CDN toward exploration and development before May 16, 2010.

Star Uranium has retained a 2% smelter royalty on the properties and has retained all diamond rights.  We have the option to buy-down the retained net smelter royalty to 1% by making an additional payment of $1,000,000CDN to Star Uranium at any time. The Purchase Agreement, which is in the form of a short Letter of Intent, may be replaced by a more formal agreement if deemed necessary by the parties.

Derek Ivany, who is our President and CEO and a member of our board of directors, is also Vice-President of Business Development and a member of the board of directors for Star Uranium Corp.

3.           On September 12, 2007, we entered into an Alberta Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany and Royal Atlantis Group, Inc. (“Royal Atlantis”).  Under the terms of the Purchase Agreement, Mr. Ivany and Royal Atlantis have transferred to us a total of six mining claims located in the province of Alberta, Canada.

In exchange for the mining claims transferred to us under the Purchase Agreement, we are required to pay a total of $20,000 ($10,000 each) to Mr. Ivany and Royal Atlantis on or before November 15, 2007.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee                           $ 122.66
Federal Taxes                                                                                                $ 0
State Taxes and Fees                                                                                   $ 0
Listing Fees                                                                                                   $ 0
Printing and Engraving Fees                                                                      $ 0
Transfer Agent Fees                                                                                    $ 0
Accounting fees and expenses                                                            $5,000
Legal fees and expenses                                                                      $15,000
                        ___________
Total                                                                                                       $20,122.66
                        ===========

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Delaware General Corporation Law and our articles of incorporation and our bylaws.

Pursuant to our articles of incorporation and our bylaws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (other than an action by or in the right of us) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the company or is or was serving at the request of us as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a pleas of nolo contenders or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

Our articles of incorporation and bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of our company or procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of our company or is or was serving at our request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in our best interests: but no indemnification shall be made in respect to any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to us unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in the preceding two paragraphs or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

The indemnification provided by the provisions described in this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under our articles of incorporation, the bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Item 15. Recent Sales of Unregistered Securities

On September 10, 2007, we entered into a Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany, Victor Cantore, and Anna Giglio.  Under the terms of the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio each transferred to us certain mining claims owned by them and located in the province of Quebec, Canada.

In exchange for the mining claims transferred to us under the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio will be issued a total of 20,000,000 shares of common stock as follows:

Derek Ivany                                10,000,000 shares

Victor Cantore                             7,000,000 shares

Anna Giglio                                  3,000,000 shares

The stock issued under the Purchase Agreement was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. We did not engage in any general solicitation or advertising.

On September 11, 2007, we entered into a Letter of Intent Purchase Agreement (the “Purchase Agreement”) with Star Uranium Corp. (“Star Uranium”).  Under the terms of the Purchase Agreement, Star Uranium has agreed to transfer to us ten mining claims located in the Zama Lake area of northern Alberta, Canada.  As part of the consideration given under the Purchase Agreement we issued 150,000 shares of our common stock to Star Uranium.  The stock issued under the Purchase Agreement was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. We did not engage in any general solicitation or advertising.

On January 14, 2008, we closed a private offering of securities and issued of a total of 4,912,988 Units at a purchase price of $0.25 per Unit, each Unit consisting of one (1) share of common stock, par value $0.001, and one (1) warrant to purchase one (1) share of common stock.   A total of twelve subscribers purchased the Units.  We received $1,228,247 in proceeds from the sale of the Units.  No underwriting discounts or commissions were paid.  The offering and sale of the Units was exempt under Rule 506 of Regulation D of the Securities Act.  The Units were offered exclusively to accredited investors and all purchasers of the Units have represented and warranted to us that they are "Accredited Investors" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.  No general solicitation or advertising was undertaken with regard to the Units.

On January 31, 2008, we accepted a subscription for the purchase of 142,857 Units at a price of $0.35 per Unit, each Unit consisting of one (1) share of common stock and one (1) warrant to purchase one (1) share of common stock.  A single subscriber purchased the Units.  We received $50,000 in proceeds from the sale of the Units.  No underwriting discounts or commissions were paid.  The Corporation and the subscribing investor have agreed that the shares of common stock which are part of the Units and the additional common stock issuable upon exercise of the warrants included in the Units shall have all of the attributes of “flow-through” stock under the tax laws and other applicable laws and regulations of Canada. The offering and sale of the Units was exempt under Rule 506 of Regulation D of the Securities Act.  The Units were offered exclusively to accredited investors and the purchaser of the Units has represented and warranted to us that he is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.  No general solicitation or advertising was undertaken with regard to the Units.

On July 10, 2009, we closed a private offering of Units sold at a price of $0.05 per Unit.  Each Unit consists of one share of common stock, par value $0.001, and one warrant to purchase one share of common stock at a price of $0.10, exercisable for three (3) years.  A total of 11,180,000 Units were sold to a total of ten (10) purchasers, resulting in total proceeds to the Company of $559,000 for the Units sold.  The Units were offered exclusively to accredited investors and the offering and sale of the Units was exempt from registration under Rule 506 of Regulation D.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended 1
3.2	By-laws, as amended 2
5.1	Opinion of Cane Clark LLP, with consent to use
10.1	Ivany Mining, Inc. 2007 Stock Option Plan3
10.2	Mining Claims Purchase Agreement dated September 10, 20074
10.3	Purchase Agreement with Star Uranium Corp. dated September 11, 20075
10.4	Alberta Mining Claims Purchase Agreement dated September 12, 20076
23.1	Consent of Independent Registered Public Accounting Firm

1 Incorporated by reference to Annual Report on Form 10-KSB for the period ended June 30, 2002 filed on December 19, 2002
2 Incorporated by reference to the Registration Statement on Form 10 filed December 28, 1999
3 Incorporated by reference to Current Report on Form 8-K filed on October 22, 2007
4 Incorporated by reference to Current Report on Form 8-K/A filed on September 12, 2007
5 Incorporated by reference to Current Report on Form 8-K filed on September 13, 2007
6 Incorporated by reference to Current Report on Form 8-K filed on September 13, 2007

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in St. Leonard, Quebec, Canada, on December 7, 2009.

      IVANY MINING, INC.

                                                                            By: /s/Derek Ivany
                                                                                      Derek Ivany
                  Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                                                                            By: /s/Victor Cantore
                                                                                     Victor Cantore
                             Chief Financial Officer, Principal Accounting Officer, and Director
                                                                                     December 10, 2009

                By: /s/Sam Nguyen
                                                                                      Sam Nguyen
                                              Vice President and Director
                   December 10, 2009

                By: /s/Derek Ivany
                                                                                        Derek Ivany
                                                                                        Chief Executive Officer and Director
                                                                                        December 10, 2009